EX. –13(b)(i)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer of Rydex Series Funds (the “Trust”), certify that:

1.	The Form N-CSR of the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Brian E. Binder
Brian E. Binder
President and Chief Executive Officer

Date:	June 9, 2022

EX. –13(b)(ii)

CERTIFICATION

I, John L. Sullivan, Chief Financial Officer, Chief Accounting Officer and Treasurer of Rydex Series Funds (the “Trust”), certify that:

1.	The Form N-CSR of the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ John L. Sullivan
John L. Sullivan,
Chief Financial Officer, Chief Accounting Officer and Treasurer

Date:	June 9, 2022